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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-18962, 333-05709, 333-50749 and 333-33266 on Form S-3 and Registration
Statement Nos. 33-91340 and 33-92918 on Form S-8 of Energy Conversion Devices, Inc., of our report dated September 28, 2001, appearing in this Annual Report on Form 10-K of Energy Conversion Devices, Inc. for the year ended June 30, 2001.


Deloitte & Touche LLP
Detroit, Michigan
September 28, 2001